UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 130

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On March 2, 2022, Everspin Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ending December 31, 2021 and full-year 2021, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Related Matters

On February 28, 2022, the Company’s Board of Directors (the “Board”) appointed Sanjeev Aggarwal as the Company’s President and Chief Executive Officer, effective March 14, 2022. In this role, Mr. S. Aggarwal will serve as the Company’s principal executive officer. Mr. S. Aggarwal currently serves as the Company’s Chief Technology Officer and Vice President, Operations & Technology R&D. On February 28, 2022, the Board also elected Mr. S. Aggarwal as a member of the Board, effective March 14, 2022.

Biographical information about Mr. S. Aggarwal can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 6, 2021, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. S. Aggarwal and any other person pursuant to which he was appointed to serve as the Company’s President and Chief Executive Officer or as a director. There are also no family relationships between Mr. S. Aggarwal and any director or executive officer of the Company, and Mr. S. Aggarwal does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. S. Aggarwal’s appointment, on February 28, 2022, the Company and Mr. S. Aggarwal entered into the First Amendment to Executive Employment Agreement, effective March 14, 2022, which amends Mr. S. Aggarwal’s current employment agreement with the Company. Pursuant to this amendment, Mr. S. Aggarwal will be entitled to receive a base salary of $400,000 per year, retroactive to January 1, 2022, and will be eligible for an annual discretionary bonus of up to 100% of his base salary. All other terms of Mr. S. Aggarwal’s current employment agreement with the Company remain substantially the same. On February 28, 2022, the compensation committee of the Board (the “Compensation Committee”) also approved a grant to Mr. S. Aggarwal of (i) 62,000 restricted stock units (“RSUs”), with such RSUs vesting 25% per year over four years on each of January 1, 2023, 2024, 2025 and 2026; and (ii) options to purchase 112,000 shares of the Company’s common stock, with such options vesting as to 25% of the shares one year from the date of grant and the remainder vesting in 36 monthly increments thereafter.

Darin Billerbeck, the Company’s Executive Chairman of the Board and Interim Chief Executive Officer, has been serving as the Company’s principal executive officer since January 2021. Effective March 14, 2022, Mr. Billerbeck will resign as the Company’s Interim Chief Executive Officer and will continue to serve as the Company’s Executive Chairman of the Board. In connection with this transition, on February 28, 2022, the Company and Mr. Billerbeck entered into the First Amendment to Offer Letter, effective March 14, 2022, which amends Mr. Billerbeck’s current offer letter with the Company. Pursuant to this amendment, Mr. Billerbeck will remain an employee of the Company serving as the Company’s Executive Chairman of the Board through December 31, 2022. Mr. Billerbeck’s base salary will be reduced to an annual rate of $35,568. Additionally, Mr. Billerbeck will be entitled to a grant of 62,000 RSUs, with such RSUs vesting monthly through the end of 2022 so long as he remains Executive Chairman of the Board through each monthly vesting date. Mr. Billerbeck’s current $6,000 monthly housing stipend will remain in place through November 2022. All other terms of Mr. Billerbeck’s current offer letter with the Company remain substantially the same.

The foregoing description of the First Amendment to Executive Employment Agreement for Mr. S. Aggarwal and the First Amendment to Offer Letter for Mr. Billerbeck does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference in their entirety.

On March 2, 2022, the Company issued a press release announcing the appointment of Mr. S. Aggarwal as the Company’s President and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.2.

Other Executive Compensation Related Matters

On February 28, 2022, the Company and Anuj Aggarwal, the Company’s Chief Financial Officer, entered into the First Amendment to Executive Employment Agreement, effective March 14, 2022, which amends Mr. A. Aggarwal’s current employment agreement with the Company. Pursuant to this amendment, Mr. A. Aggarwal will be entitled to receive a base salary of $330,000 per year, retroactive to January 1, 2022, and will be eligible for an annual discretionary bonus of up to 65% of his base salary. All other terms of Mr. A. Aggarwal’s current employment agreement with the Company remain substantially the same. On February 28, 2022, the Compensation Committee also approved a grant to Mr. A. Aggarwal of (i) 57,000 RSUs, with such RSUs vesting 25% per year over four years on each of January 1, 2023, 2024, 2025 and 2026; and (ii) options to purchase 98,000 shares of the Company’s common stock, with such options vesting as to 25% of the shares one year from the date of grant and the remainder vesting in 36 monthly increments thereafter.

On February 28, 2022, the Compensation Committee approved certain changes to the Company’s Executive Change in Control Plan, originally adopted on March 10, 2020, with such changes effective March 14, 2022 (as amended, the “Amended CIC Plan”). Pursuant to the Amended CIC Plan, in the event the employment of the Company’s President and Chief Executive Officer, Chief Financial Officer or Chief Technology Officer (each, an “Eligible CIC Participant”) is terminated by the Company or any acquirer or successor without Cause (as defined in the Amended CIC Plan), or an Eligible CIC Participant resigns with Good Reason (as defined in the Amended CIC Plan), in each case, during the period commencing three months prior to a Change in Control (as defined in the Amended CIC Plan) and ending 12 months—or in the case of the Company’s President and Chief Executive Officer, 18 months—following a Change in Control, then, subject to the Eligible CIC Participant’s execution and non-revocation of a general release of claims in favor of the Company within 45 days following the date of such termination, the Company will be obligated to provide the following payments and benefits to the Eligible CIC Participant:

●	a lump sum cash payment equal to 12 months of the Eligible CIC Participant’s then-current base salary;

●	a payment of the Eligible CIC Participant’s target incentive bonus payout in the amounts equal to 100% of the Eligible CIC Participant’s incentive bonus target;

●	12 months of COBRA benefits continuation; and

●	acceleration of the vesting of the shares subject to any Equity Awards (as defined in the Amended CIC Plan) held by the Eligible CIC Participant on the date of termination such that the then unvested Equity Awards shall vest and become exercisable as to the number of shares subject to such Equity Award that would have vested if the Eligible CIC Participant had completed an additional 12 months of employment following the termination date.

The Amended CIC Plan further provides that any Vice President of the Company who, prior to March 14, 2022, was a participant under the terms of the Company’s original Executive Change in Control Plan will continue to be eligible to receive the benefits under the terms of such original plan.

The foregoing description of the First Amendment to Executive Employment Agreement for Mr. A. Aggarwal and the Amended CIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Executive Employment Agreement, effective as of March 14, 2022, between Everspin Technologies, Inc. and Sanjeev Aggarwal

10.2	First Amendment to Offer Letter, effective as of March 14, 2022, between Everspin Technologies, Inc. and Darin Billerbeck

10.3	First Amendment to Executive Employment Agreement, effective as of March 14, 2022, between Everspin Technologies, Inc. and Anuj Aggarwal

10.4	Executive Change in Control Plan (as amended effective March 14, 2022)

99.1	Press release, dated March 2, 2022

99.2	Press release, dated March 2, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: March 2, 2022

	By:	/s/ Anuj Aggarwal
Anuj Aggarwal
Chief Financial Officer